UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 14, 2005

ICON Income Fund Eight B L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-37504	13-4101114
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Fifth Avenue, New York, New York 10011

(Address of principal executive offices) (Zip Code)

(212) 418-4700

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On November 14, 2005, the general partner of ICON Income Fund Eight B L.P. (the “Partnership”) distributed a portfolio overview for the second quarter 2005 to the limited partners of the Partnership. A copy of the quarterly report is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Second Quarter 2005 Portfolio Overview.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2005

ICON INCOME FUND EIGHT B L.P.

By: ICON CAPITAL CORP., its general partner

By: /s/ Thomas W. Martin

Thomas W. Martin

Executive Vice President

Exhibit 99.1

ICON I n c o m e F u n d Eight B L . P.

2nd Quarter 2005 Portfolio Overview

Dear Partner of ICON Income Fund Eight B L.P.,

ICON Income Fund Eight B L.P. (“Eight B”) raised $75,000,000 commencing with its initial offering on May 24, 2000 through the closing of the offering on October 17, 2001. As of June 30, 2005, Eight B had 743,279.34 partnership units outstanding and total assets of $107,443,601. During the reporting period, Eight B continued to function in its “Reinvestment Period” and no further partners were admitted.

The acquired equipment subject to lease is comprised of two categories: (i) growth leases, where the rental cash flows have been assigned or pledged to a lender and (ii) income leases, where the fund retains the rental cash flows. While income leases produce monthly cash flows, growth leases permit Eight B to retain an interest in the future value of the equipment on a leveraged equity basis. Eight B’s General Partner, ICON Capital Corp., (the “General Partner”) expects that the future value of the equipment in growth leases will be greater than Eight B’s initial cash investment.

Cash generated from these investments has facilitated Eight B’s distributions to investors and over time is expected to permit acquisition of additional equipment, also referred to as “reinvestment.” Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to investors.

Eight B’s Reinvestment Period is anticipated to continue until October 2006 – a period of five years from the closing of the offering – unless extended. Following its Reinvestment Period, Eight B will enter its “Disposition Period,” in which it will dispose of its investments in the ordinary course of business.

News covering the reporting period

• Cathay Pacific Airways Limited (“Cathay”) reported that its turnover increased by HK$4,225 million to HK$23,884 million as the airline carried 7.3 million passengers and 517,920 tonnes of cargo, up from 6.4 million passenger and 469,909 tonnes of cargo carried in the first half of 2004. According to Cathay, passengers carried increased by 14.5% over the period, ahead of a corresponding 12.2% increase in passenger capacity. (Source: Cathay press release, dated August 10, 2005)

• During the second quarter of 2005, Sears Holdings Corporation (“Sears”), the parent company of Kmart Corporation (“Kmart”), reported that it reduced its outstanding debt and capital lease obligations by $227 million to $4.2 billion ($3.4 billion domestically). (Source: Sears press release, dated September 8, 2005) This debt reduction may be attributable, in part, to the rejection of leases by Kmart in bankruptcy. In June, the bankruptcy court officially rejected one of Kmart’s five leases with Eight B. The bankruptcy filing and non-payment constituted a loan default and the lender took control the equipment. Eight B no longer has any obligations in connection with the rejected equipment, but has foregone its equity investment. The bankruptcy issues with Kmart are resolved and Kmart continues to pay timely on the remaining four leases.

Neither Eight B nor the General Partner accepts any responsibility for, assumes any liability for, duty to update or reliance upon the contents, accuracy, completeness, usefulness or timeliness of any of the information contained under the heading “News covering the reporting period”.

Investments and commitments during the reporting period

Eight B did not acquire or enter into any commitments to acquire equipment during the three month reporting period.

Portfolio Overview

Eight B has invested both directly and indirectly through joint ventures with its affiliates. Presently, Eight B’s portfolio consists primarily of:

Income leases

• Office fixtures, furniture and telephone systems subject to finance lease with Regus Business Centre Corp. (“Regus”). Eight B purchased the equipment for approximately $5.3 million in cash. In March 2003, the lease was restructured as part of a bankruptcy settlement. The lease was extended for an additional 48 months at a reduced rental rate through July 2007. Cumulative lease payments scheduled over the entire lease term exceed 140% of Eight B’s initial investment.

• Five aircraft engine modules on lease to TWA, LLC, a subsidiary of American Airlines, though May 2008. This investment was originally a growth lease. The aggregate purchase price was $5,950,000, the cash portion of which was $4,038,790. All debt was prepaid in November 2003.

• A 74.87% interest in ICON SPK 2023-A, LLC (“SPK”), a joint venture with ICON Income Fund Nine, LLC. SPK holds a portfolio consisting of various material handling, telecommunications and computer equipment. The portfolio originally consisted of 32 leases, of which 17 were in effect as of December 31, 2004.

Growth leases

• A 96.73% interest in ICON Cheyenne, LLC (“Cheyenne”). Cheyenne holds a portfolio of leases consisting primarily of material handling and manufacturing equipment. As of June 30, 2005, 25 of the original 119 leases were in effect. The last of these leases expire in October 2006. Eight B purchased its interest in the portfolio for approximately $29,706,000, of which approximately $11,400,000 was paid in cash.

• Two Airbus A340-313’s (B-HXM and B-HXN) on lease to Cathay. Eight B owns a 100% and a 50% interest in each aircraft, respectively. The combined purchase price of the interests in the aircraft was approximately $114,592,000, of which approximately $6,375,000 was paid in cash. Both leases expire on March 31, 2006.

• Two McDonnell Douglas DC-10-30 aircraft (N317FE and N319FE) on lease to FedEx. Eight B owns a 15% and a 90% interest in each aircraft, respectively. The interests in the aircraft were purchased for $28,352,619, of which $3,218,908 was cash. Both leases expire on March 31, 2007.

• A flight simulator and part task trainer on lease to British Aerospace, Inc. (“BAE”). The purchase price was $12,892,581, of which $2,062,472 was paid in cash. This lease is scheduled to expire on March 27, 2006. BAE has an option to purchase the equipment or renew the lease for two additional one-year periods, which options expired on September 27, 2005.

• 128 photo development labs on lease to Kmart. This equipment is subject to four separate leases, the last of which expires in January 2007.

10% Status Report

As of the end of the reporting period, the two Cathay aircraft and FedEx N319FE were the only three assets that individually constituted at least 10% of the aggregate purchase price of Eight B’s asset portfolio. Each aircraft is scheduled to remain on lease during the next fiscal year. As of June 30, 2005, each Cathay aircraft had 9 monthly payments remaining. N319FE had 4 semi-annual payments remaining.

The Cathay aircraft were manufactured in 1996 and FedEx N319FE was manufactured in 1980. To the best of the General Partner’s knowledge, each aircraft retains an Airworthiness Certificate and is maintained in accordance with the rules and regulations of the governing aviation authority as required under each lease.

Distribution Analysis

During the reporting period, Eight B continued to make monthly distributions at a rate of 8% per annum. As Eight B has sold only a small amount of its equipment, cash for distributions was generated substantially through cash from operations. During the first two quarters of 2005, Eight B paid $2,973,122 in distributions to its limited partners. From the inception of the offering period, Eight B has made sixty-one distributions representing, in the aggregate, a return of approximately 48% of each investor’s initial investment. As of June 30, 2005, a $10,000 investment made at the initial closing, would have received $4,853 in cumulative distributions.

Fund Summary
Offering Period	5/24/2000- 10/17/2001
Size of offering	$75,000,000
Original No. of Investors	2,832
Estimated start of Fund liquidation	10/17/2006

Outlook and Overview

The Cheyenne and SPK portfolios have continued to comprise the majority of maturing leases. Leases from both portfolios will continue to expire throughout 2005. With the exception of the Cheyenne and SPK leases, BAE and Cathay are the next leases scheduled to expire, which leases expires in March 2006.

As of this report, Eight B had $836,058 in cash on hand. Substantially all of Eight B’s cash flows are derived from income leases. On a monthly basis, Eight B deducts from such cash flows its recurring operating expenses and assesses cash flows required for known re-leasing costs and equipment management costs. The remaining cash flows are then available for monthly distribution to investors.

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

ASSETS

	(Unaudited)
	June 30	December 31
	2005	2004
Cash and cash equivalents	$ 836,058	$ 1,249,480

Investments in finance leases:
Minimum rents receivable	4,618,983	10,440,930
Estimated unguaranteed residual values	906,347	1,227,902
Initial direct costs, net	23,132	74,841
Unearned income	(320,402)	(840,885)
Allowance for doubtful accounts	-	(411,742)

Net investments in finance leases	5,228,060	10,491,046

Investments in operating leases:
Equipment, at cost	136,828,055	138,085,569
Accumulated depreciation	(45,529,559)	(39,597,336)

Net investments in operating leases	91,298,496	98,488,233

Investments in joint ventures	6,245,927	5,308,848
Due from General Partner and affiliates	1,089	14,071
Investment in option, at cost	2,100,000	2,100,000
Other assets, net	1,733,971	1,495,344

Total assets	$107,443,601	$119,147,022

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Balance Sheets

LIABILITIES AND PARTNERS' EQUITY

	(Unaudited)
	June 30	December 31
	2005	2004
Notes payable - non-recourse	$ 70,479,260	$83,080,022
Notes payable - recourse	5,835,000	3,225,000
Due to General Partner and affiliates	92,648	169,543
Deferred rental income	2,087,886	1,036,168
Equipment sales advances	475,446	72,600
Security deposits and other liabilities	730,971	1,145,673
Minority interest	692,479	820,725

Total liabilities	80,393,690	89,549,731

Commitments and contingencies

Partners' equity:
General Partner	(379,591)	(354,117)
Limited Partners: 743,279.34 units outstanding,
$100 per unit original issue price	27,429,502	29,951,408

Total partners' equity	27,049,911	29,597,291

Total liabilities and partners' equity	$107,443,601	$119,147,022

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
Revenue:
Rental income	$ 4,973,605	$ 4,923,369	$10,112,212	$ 9,973,836
Finance income	172,320	302,567	370,848	636,758
Net gain (loss) on sales of equipment	40,676	(189,898)	(137,053)	(673,228)
Income from investments in joint ventures	124,691	167,396	264,087	267,618
Gain from sale of investment in
unguaranteed residual values	4,671	98,232	320,097	98,232
Interest and other income	218,655	596	218,655	17,585

Total revenue	5,534,618	5,302,262	11,148,846	10,320,801

Expenses:
Depreciation	3,322,670	3,939,169	6,730,058	7,944,609
Interest	1,114,409	1,561,703	2,265,131	3,222,241
Management fees - General Partner	213,409	264,030	725,104	823,764
Administrative expense reimbursements -
General Partner	95,708	197,111	317,181	441,422
Aircraft maintenance	-	61,920	-	171,180
General and administrative	58,176	253,309	560,449	609,034
Amortization of initial direct costs	15,451	37,471	33,237	77,794
Bad debt expense	-	-	-	411,742
Impairment loss	-	601,788	-	601,788
Minority interest	28,668	(63,674)	61,912	(134,306)

Total expenses	4,848,491	6,852,827	10,693,072	14,169,268

Net income (loss)	$ 686,127	$ (1,550,565)	$ 455,774	$ (3,848,467)

Net income (loss) allocable to:
Limited Partners	$679,266	$ (1,535,059)	$ 451,216	$ (3,809,982)
General Partners	6,861	(15,506)	4,558	(38,485)

	$686,127	$ (1,550,565)	$ 455,774	$ (3,848,467)

Weighted average number of limited
partnership units outstanding	743,279	744,738	743,279	744,870

Net income (loss) per weighted average
limited partnership unit	$ 0.91	$ (2.06)	$ 0.61	$ (5.12)

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statement of Changes in Partners' Equity

Six Months Ended June 30, 2005

(Unaudited)

	Limited Partner Distributions
	(Per weighted average unit)				Total
	Return of	Investment	Limited	General	Partners'
	Capital	Income	Partners	Partner	Equity
Balance, January 1, 2005			29,951,408	(354,117)	29,597,291

Cash distributions to partners	$ (3.39)	$ 0.61	(2,973,122)	(30,032)	(3,003,154)
Net income			451,216	4,558	455,774

Balance, June 30, 2005			$27,429,502	$(379,591)	$ 27,049,911

.

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30,

(Unaudited)

Increase (decrease) in cash and cash equivalents	2005	2004
Cash flows from operating activities
Net income (loss)	$ 455,774	$ (3,848,467)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Rental income paid directly to lenders by lessees	(8,925,817)	(9,329,281)
Interest expense on non-recourse financing paid directly to lenders by lessees	2,044,023	2,623,892
Depreciation	6,730,058	7,944,609
Finance income paid directly to lenders by lessees	(283,881)	(437,367)
Net loss on sales of equipment	137,053	673,228
Income from investments in joint ventures	(264,087)	(267,618)
Amortization of initial direct costs	33,237	77,794
Gain from sale of investment in unguaranteed residual values	(320,097)	(98,232)
Bad debt expense	-	411,742
Impairment loss	-	601,788
Minority interest	61,912	(134,306)
Changes in operating assets and liabilities:
Collection of principal - non-financed receivables	315,743	767,355
Due to/from General Partner and affiliates	(63,913)	(174,236)
Other assets	(149,435)	(88,866)
Deferred rental income	89,589	(111,048)
Security deposits and other liabilities	(12,379)	506,707

Net cash used in operating activities	(152,220)	(882,306)

Cash flows from investing activities:
Proceeds from sales of equipment	199,560	3,168,221
Equipment sales advances	475,446	296,350
Loans and advances to affiliates	(672,992)	-
Distributions to minority interest in joint venture	(190,159)	(526,253)
Proceeds from sale of investment in unguaranteed residual values	320,097	507,818
Distributions received from joint ventures	-	437,548

Net cash provided by investing activities	131,952	3,883,684

Cash flows from financing activities:
Cash distributions to partners	(3,003,154)	(3,010,089)
Proceeds from recourse borrowings	2,610,000	-
Payment of non-recourse borrowings	-	(73,046)
Minority interest contribution	-	11,458
Redemption of limited partnership units	-	(50,355)

Net cash used in financing activities	(393,154)	(3,122,032)

Net decrease in cash and cash equivalents	(413,422)	(120,654)
Cash and cash equivalents, beginning of the period	1,249,480	1,760,803

Cash and cash equivalents, end of the period	$ 836,058	$ 1,640,149

ICON Income Fund Eight B L.P.

(A Delaware Limited Partnership)

Condensed Consolidated Statements of Cash Flows

Six Months Ended June 30,

(Unaudited)

	2005	2004
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$ 221,108	$ 598,349

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid directly to lenders by lessees	$11,246,379	$11,737,599
Transfer of investment in operating leases, net of accumulated
depreciation , to equipment held for sale or lease	$ -	$ 35,761,800
Notes payable non-recourse relinquished with repossession of equipment	$3,398,406	$ -
Joint venture interests acquired from affiliate in exchange
for amounts owed, at fair value	$672,992	$ -

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you. It is typically filed either 45 or 90 days after the end of a quarter or year, respectively. Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year. It contains financial statements and detailed sources and uses of cash plus explanatory notes. You are always entitled to these reports. Please access them by:

• Visiting www.iconsecurities.com

or

• Visiting www.sec.gov

or

• Writing us at: PO Box 192706 - San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep the Partnership’s costs down as mailing this report to all investors is expensive. Nevertheless the reports are immediately available on your request.

Transactions with Related Parties

In accordance with the terms of the Management Agreement, Eight B pays the General Partner (i) management fees ranging from 1% to 7% based on a percentage of the rentals received either directly by Eight B or through joint ventures and (ii) acquisition fees of 3% calculated based on the gross value of the transactions. In addition, the General Partner is reimbursed for administrative expenses incurred by it in connection with Eight B’s operations.

Fees and expenses paid or accrued by the Partnership to the General Partner or its affiliates directly or on behalf of joint ventures in which the Partnership has an interest for the period ended June 30, 2005 and 2004, respectively, were as follows:

	Three Months Ended June 30
	2005	2004
Management fees (1)	213,409	264,030
Administrative expense reimbursements (2)	95,708	197,111
	$ 309,117	$ 461,141

(1) Management fees are paid or accrued to the General Partner based on gross rental payments made by lessees to Eight B.

(2) Administrative expense reimbursements to the General Partner relate to Eight B’s operating expenses paid by the General Partner on behalf of Eight B. Investors can obtain a summary of such expenses upon request.

Conclusion

Your participation in Eight B is greatly appreciated and we look forward to sharing future successes.

Sincerely,

ICON Capital Corp.,

General Partner

/s/ Beaufort J.B. Clarke	/s/ Paul B. Weiss
Beaufort J.B. Clarke	Paul B. Weiss
Chairman and CEO	President

Forward-Looking Information - Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, or the PLSRA. These statements are being made pursuant to PLSRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PLSRA. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward looking statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside of our control that may cause actual results to differ materially from those projected.

ICON is committed to protecting the privacy of its investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the NASD or ordered by a court of competent jurisdiction, ICON will not share any of your personally identifiable information with any third party.